Exhibit 99.05
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	3 Months Ended March
				Weather
				Adjusted
As Reported (See Notes)	2008	2007	Change	Change
Kilowatt-Hour Sales-
Total Sales	48,478	47,818	1.4%

Total Retail Sales-	38,576	38,040	1.4%	1.2%
Residential	12,703	12,464	1.9%	1.0%
Commercial	12,505	12,276	1.9%	1.9%
Industrial	13,135	13,060	0.6%	0.7%
Other	233	240	-3.0%	-2.9%

Total Wholesale Sales	9,902	9,778	1.3%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.